UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 05, 2025

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (800) 463-5465

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement

On April 13, 2025, DLT Resolution Inc. (“DLT” or the “Company”), through its wholly-owned subsidiary DLT Global Motor LLC (“DLTGM”), entered into a Joint Venture Agreement (the “JV Agreement”) with Charles Brofman, Abdul Matin Moosa, and their affiliated entities, Global Motor Trade LLC and Global Motor Trade International LLC (collectively, “GMTI” and, together with Mr. Brofman and Mr. Moosa, the “JV Partners”). The JV Agreement was intended to establish an international wholesale auto trade business.

Under the JV Agreement, DLTGM served as the operating entity responsible for sourcing and selling vehicles globally, leveraging the JV Partners’ expertise in suppliers, customers, licenses, insurance, financing, and logistics. Key terms of the JV Agreement included:

•	Roles: DLTGM was to manage day-to-day operations, with DLT providing oversight and potential financing with priority repayment). The JV Partners were to establish necessary infrastructure within 90 days and drive sales, acting as independent contractors.

•	Compensation: Subject to meeting specified milestones, a total of up to 12,763,000 shares of DLT common stock could be issued over time. Specifically:

•	DLT would issue 2,750,000 restricted shares (valued at $0.008 per share) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder, in exchange for a perpetual license to the “Global Motor Trade” trade name.
•	An additional 4,000,000 restricted shares to Mr. Moosa and 2,013,000 restricted shares to Mr. Brofman (each valued at $0.008 per share) under Section 4(a)(2) of the Securities Act and Regulation D, vesting upon achievement of milestones, Milestone-based issuances: 2,000,000 additional shares upon DLTGM achieving at least $2,500,000 in gross monthly revenue with a gross margin of at least 10% for three consecutive months; and another 2,000,000 shares upon achieving at least $6,000,000 in gross monthly revenue with a gross margin of at least 10% for three consecutive months.
•	The JV Partners were entitled to 100% of DLTGM’s first $300,000 in annual net profits and 35% of net profits thereafter, distributed monthly.

•	Governance: A three-member oversight committee (consisting of one DLT representative, Mr. Brofman, and Mr. Moosa) was established, with DLT retaining ultimate authority as the owner of DLTGM.

•	Term and Termination: The JV Agreement was to continue indefinitely until mutually terminated, or upon material breach (with 60 days’ notice and 30 days to cure) or dissolution of DLTGM.

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This JV structure was adopted in lieu of a previously contemplated acquisition under a Securities Purchase Agreement dated March 11, 2024 (the “SPA”), which was rescinded ab initio on April 13, 2025, as detailed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2025. The rescission occurred due to challenges in finalizing the legal transfer of ownership of certain LLCs and the complexities of preparing a Super Form 8-K, which would have required audited financial statements for each LLC, pro forma consolidated financial statements, and a valuation report. The JV approach was deemed more cost-effective and streamlined, enabling DLT to focus on future sales without historical financial reporting burdens.

Concurrently with the JV Agreement, GMTI purported to independently secured a $5 million credit facility to support operations and revenue generation.

The foregoing description of the JV Agreement is a summary and is qualified in its entirety by reference to the full text of the JV Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The SPA is filed as detailed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2025.

Subsequent Events Related to the JV Agreement

On May 5, 2025, Mr. Brofman and Mr. Moosa issued a notice terminating the JV Agreement. In connection therewith, Mr. Brofman tendered his resignation from the Company’s Board of Directors and all other offices held with the Company. The resignation and termination notice stemmed from disagreements regarding the terms and conditions of the JV Agreement.

On May 19, 2025, GMTI issued a subsequent notice agreeing to continue under the JV Agreement, subject to the following new conditions:

(i)	Retention by the JV Partners of the 6,013,000 shares originally issued under the rescinded SPA (despite the requirement for their return under the rescission terms);
(ii)	Issuance by DLT of additional shares as contemplated in the JV Agreement;
(iii)	Confirmation of a specific deadline for DLT to remove its Expert Market status and resume normalized trading of its stock; and
(iv)	Removal of Rule 144 restrictions to make all shares free-trading.

In July 2025, with no material progress on the JV, GMTI issued another notice stating it would not continue unless substantially similar conditions were met. Additionally, GMTI indicated it would not make its $5 million credit facility available to DLTGM. The Company has continued to negotiate in good faith to reach terms beneficial to the Company and its shareholders, including seeking confirmation that GMTI’s credit facility has been funded. The Company has also communicated that it cannot establish an operating facility for DLTGM without a binding JV agreement in place.

Mr. Brofman subsequently verbally retracted his resignation and the JV termination notice, subject to resolution of the aforementioned conditions, leading to a period of uncertainty. To resolve this uncertainty and enable the Company to finalize its required SEC financial filings, the Board of Directors accepted Mr. Brofman’s resignation on August 24, 2025, as detailed in the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2025.

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Due to GMTI's failure to advance the joint venture in any material way—including failing to license the "Global Motor Trade" trade name to DLT, establish operations within DLTGM, or provide access to the trade name as contemplated—GMTI provided notice of termination, and the parties have since mutually agreed to terminate the JV Agreement, with no consideration exchanged in the transaction. As of the date of this filing, the original JV Agreement is formally terminated; however, Mr. Brofman, on behalf of GMTI, has made efforts to negotiate a new joint venture agreement, and the Company continues to negotiate in good faith, though no new agreement has been reached as of the date hereof.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Joint Venture Agreement, dated April 13, 2025, by and among DLT Resolution Inc., DLT Global Motor LLC, Charles Brofman (and affiliated entities), and Abdul Matin Moosa (and affiliated entities).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as "shall", "will" and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including, but not limited to, the impact of the economic environment on the Company's customer base and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on resulting from competition; and inability to maintain certain marketing and distribution arrangements.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: September 05, 2025	By:	/s/ Drew Reid
	Name:	Drew Reid
	Title:	President and Chief Executive Officer

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